                              AMENDED AND RESTATED
                             DISTRIBUTION AGREEMENT

                  AGREEMENT made as of April 6, 2000 between MERCURY ASSET
MANAGEMENT FUNDS, INC., a Maryland corporation (the "Corporation"), on behalf of each of its series listed on Exhibit A as such Schedule may be amended from time to time (the "Funds") and MERCURY FUNDS DISTRIBUTOR, a division of PRINCETON
FUNDS DISTRIBUTOR, INC., a Delaware corporation (the "Distributor").

                               W I T N E S S E T H

                  WHEREAS, the Directors of the Corporation (the "Directors")
are authorized to establish separate series relating to separate portfolios of securities, each of which may offer separate classes of shares of common stock, par value $0.0001 per share (the "Shares"); and

                  WHEREAS, the Directors have established and designated the
Funds as series of the Corporation, offering separate classes of shares of common stock, as described above; and

                  WHEREAS, the Corporation is registered under the Investment
Company Act of 1940, as amended (the "Investment Company Act"), as an open-end investment company, and it is affirmatively in the interest of the Funds to offer their shares for sale continuously; and

                  WHEREAS, the Distributor is a securities firm engaged in the business of selling shares of investment companies either directly to purchasers or through financial intermediaries, including, without limitation, brokers, dealers, retirement plans, financial consultants, registered investment advisers and mutual fund supermarkets ("financial intermediaries"); and

                  WHEREAS, the Corporation and the Distributor wish to enter into an agreement with each other with respect to the continuous offering of each class of each Fund's Shares;

                  NOW, THEREFORE, the parties agree as follows:

                  Section 1. Appointment of the Distributor. The Corporation
hereby appoints the Distributor as the principal underwriter and distributor of each Fund to sell the Shares to eligible investors (as defined below) and hereby agrees during the term of this Agreement to sell the Shares to the Distributor upon the terms and conditions herein set forth.

                  Section 2. Exclusive Nature of Duties. The Distributor shall be the Funds' exclusive representative to act as principal underwriter and distributor of the Shares, except that:

                  a. The Corporation may, with respect to any Fund, upon written notice to the Distributor, from time to time designate other principal underwriters and distributors of the Shares with respect to areas other than the
United States as to which the Distributor may have

expressly waived in writing its right to act as such. If such designation is deemed exclusive, the right of the Distributor under this Agreement to sell the
Shares in the areas so designated shall terminate, but this Agreement shall remain otherwise in full effect until terminated in accordance with the other provisions hereof.

                  b. The exclusive rights granted to the Distributor to purchase
Shares from each Fund shall not apply to Shares issued in connection with the merger or consolidation of any other investment company or personal holding company with a Fund or a Fund's acquisition by purchase or otherwise of all (or substantially all) the assets or the outstanding shares of any such company.

                  c. Such exclusive rights also shall not apply to Shares issued by a Fund pursuant to reinvestment of dividends or capital gains distributions.

                  d. Such exclusive rights also shall not apply to Shares issued by a Fund pursuant to any conversion, exchange or reinstatement privilege afforded redeeming shareholders or to any other Shares as shall be agreed between the Corporation and the Distributor from time to time.

                  Section 3. Purchase of Shares from the Corporation.

                  a. Prior to the continuous offering of the Shares of a Fund, commencing on a date agreed upon by the Corporation and the Distributor, the
Distributor may solicit subscriptions for Shares during a subscription period which shall last for such period as may be agreed upon by the parties hereto. If so, the subscriptions will be payable within three business days after the termination of the subscription period, at which time the Shares will be issued against payment and such Fund will commence operations.

                  b. After a Fund commences operations, the Fund will commence an offering of Shares and thereafter the Distributor shall have the right to buy from the Corporation the Shares needed, but not more than the Shares needed
(except for clerical errors in transmission) to fill unconditional orders for
Shares of a Fund placed with the Distributor by eligible investors or financial intermediaries. Investors eligible to purchase each class of Shares of each Fund shall be those persons so identified in the currently effective prospectus and statement of additional information of a Fund (the "prospectus" and "statement of additional information," respectively) under the Securities Act of 1933, as amended (the "Securities Act"), relating to such class of Shares of such Fund
("eligible investors"). The price that the Distributor shall pay for Shares so purchased from a Fund shall be the net asset value, determined as set forth in
Section 3(e) hereof, used in determining the public offering price on which such orders were based.

                                        2

                  c. The Shares are to be resold by the Distributor to eligible investors at the public offering price, as set forth in Section 3(d) hereof, or to financial intermediaries having agreements with the Distributor pursuant to
Section 7 hereof.

                  d. The public offering price of each class of Shares, i.e., the price per share at which the Distributor or financial intermediaries may sell the Shares to eligible investors, shall be the public offering price as set forth in the prospectus and statement of additional information relating to such class of Shares, or as otherwise permissible under the federal and state securities laws. If the public offering price does not equal an even cent, the public offering price may be adjusted to the nearest cent. All payments to the
Funds hereunder shall be made in the manner set forth in Section 3(g).

                  e. The net asset value of Shares shall be determined by the
Corporation or any agent of the Corporation in accordance with the method set forth in each Fund's prospectus and statement of additional information and guidelines established by the Directors.

                  f. The Corporation shall have the right to suspend the sale of
Shares at times when redemption is suspended pursuant to the conditions set forth in Section 4(b) hereof. The Corporation shall also have the right to suspend the sale of Shares if trading on the New York Stock Exchange shall have been suspended, if a banking moratorium shall have been declared by Federal or
New York authorities, or if there shall have been some other event that, in the judgment of the Corporation, makes it impracticable or inadvisable to sell the
Shares.

                  g. The Corporation, or any agent of the Corporation designated in writing by the Corporation, shall be promptly advised of all purchase orders for Shares received by the Distributor. Any order may be rejected by the
Corporation; provided, however, that the Corporation will not arbitrarily or without reasonable cause refuse to accept or confirm orders for the purchase of
Shares. The Corporation (or its agent) will confirm orders upon their receipt, will make appropriate book entries and, upon receipt by the Corporation (or its agent) of payment therefor, will deliver deposit receipts or certificates for such Shares pursuant to the instructions of the Distributor. Payment shall be made to the Corporation through National Securities Clearing Corporation
("NSCC"), in New York Clearing House funds or by Federal Funds wire. The
Distributor agrees to cause such payment and such instructions to be delivered promptly to the Corporation (or its agent).

                  Section 4. Repurchase or Redemption of Shares by the
Corporation.

                  a. Any of the outstanding Shares may be tendered for
redemption at any time, and each Fund agrees to repurchase or redeem the Shares so tendered in accordance with its obligations as set forth in Article VI of the
Corporation's Articles of Incorporation, as amended from time to time, and in accordance with the applicable provisions set forth in the prospectus and statement of additional information relating to the applicable Fund. The price to be paid to redeem or repurchase the Shares shall be equal to the net asset value calculated in accordance

                                        3

with the provisions of Section 3(e) hereof, less any contingent deferred sales charge ("CDSC"), redemption fee or other charge(s), if any, set forth in the prospectus and statement of additional information relating to the applicable
Fund. All payments by a Fund hereunder shall be made in the manner set forth below. The redemption or repurchase by a Fund of any of the Shares purchased by or through the Distributor will not affect the sales charge secured by the
Distributor or any financial intermediary in the course of the original sale, except that if any Shares are tendered for redemption or repurchase within seven business days after the date of the confirmation of the original purchase, the right to the sales charge shall be forfeited by the Distributor and the financial intermediary that sold such Shares.

                  Each Fund shall pay the total amount of the redemption price as defined in the above paragraph pursuant to the instructions of the
Distributor through NSCC, in New York Clearing House funds or by Federal Funds wire on or before the seventh business day subsequent to its having received the notice of redemption in proper form. The proceeds of any redemption of Shares shall be paid by each Fund as follows: (i) any applicable CDSC shall be paid to the Distributor, and (ii) the balance shall be paid to or for the account of the shareholder, in each case in accordance with the applicable provisions of the prospectus and statement of additional information.

                  b. Redemption of Shares or payment may be suspended at times when the New York Stock Exchange is closed, when trading on said Exchange is closed, when trading on said Exchange is suspended, when trading on said
Exchange is restricted, when an emergency exists as a result of which disposal by a Fund of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Corporation fairly to determine the value of the net assets of the Fund, or during any other period when the Securities and
Exchange Commission, by order, so permits.

                  Section 5. Duties of the Corporation.

                  a. The Corporation shall furnish to the Distributor copies of all information, financial statements and other papers that the Distributor may reasonably request for use in connection with the distribution of Shares of any
Fund, and this shall include, upon request by the Distributor, one certified copy of all financial statements prepared for the Corporation by independent public accountants. The Corporation shall make available to the Distributor such number of copies of each Fund's prospectus and statement of additional information as the Distributor shall reasonably request.

                  b. The Corporation shall take, from time to time, but subject to any necessary approval of a Fund's shareholders, all necessary action to fix the number of authorized Shares and such steps as may be necessary to register the same under the Securities Act to the end that there will be available for sale such number of Shares as the Distributor reasonably may be expected to sell.

                                        4

                  c. The Corporation shall use its best efforts to qualify and maintain the qualification of an appropriate number of the Shares for sale under the securities laws of such states as the Distributor and the Corporation may approve. Any such qualification may be withheld, terminated or withdrawn by the
Corporation at any time in its discretion. As provided in Section 8(c) hereof, the expense of qualification and maintenance of qualification shall be borne by the Funds. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Corporation in connection with such qualification.

                  d. The Corporation will furnish, in reasonable quantities upon request by the Distributor, copies of the Funds' annual and interim reports.

                  Section 6. Duties of the Distributor.

                  a. The Distributor shall devote reasonable time and effort to effect sales of Shares but shall not be obligated to sell any specific number of
Shares. The services of the Distributor to the Corporation hereunder are not to be deemed exclusive and nothing herein contained shall prevent the Distributor from entering into like arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby.

                  b. In selling the Shares, the Distributor shall use its best efforts in all respects duly to conform with the requirements of all federal and state laws relating to the sale of such securities. Neither the Distributor nor any financial intermediary having an agreement with the Distributor to offer and sell shares pursuant to Section 7 hereof, nor any other person is authorized by the Corporation to give any information or to make any representations, other than those contained in the registration statement or related prospectus and statement of additional information and any sales literature specifically approved by the Corporation.

                  c. The Distributor shall adopt and follow procedures, as
approved by the officers of the Corporation, for the confirmation of sales to eligible investors and financial intermediaries, the collection of amounts payable by eligible investors and financial intermediaries on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the National Association of Securities Dealers, Inc. (the
"NASD"), as such requirements may from time to time exist.

                  Section 7. Agreements with Financial Intermediaries.

                  a. The Distributor shall have the right to enter into
agreements with financial intermediaries of its choice for the sale of Shares and to fix therein the portion of the sales charge that may be allocated to the financial intermediaries on such terms and conditions as the Distributor shall deem necessary or appropriate; provided, however, that the Distributor shall periodically inform the Directors of the nature and substance of such agreements. Shares sold to

                                        5

financial intermediaries shall be for resale by such intermediaries only at the public offering price(s) set forth in the applicable prospectus and statement of additional information or as otherwise permissible under the federal and state securities laws.

                  b. With respect to financial intermediaries who are acting as brokers or dealers within the United States, the Distributor shall offer and sell Shares only to such financial intermediaries who are members in good standing of the NASD.

                  Section 8. Payment of Expenses.

                  a. Each Fund shall bear all costs and expenses of the Fund, as incurred, including fees and disbursements of its counsel and auditors, in connection with the preparation and filing of any required registration statements and/or prospectuses and statements of additional information under the Investment Company Act, the Securities Act, and all amendments and supplements thereto, and preparing and mailing annual and interim reports and proxy materials to shareholders (including but not limited to the expense of setting in type any such registration statements, prospectuses, statements of additional information, annual or interim reports or proxy materials).

                  b. The Distributor shall be responsible for any payments made to financial intermediaries. In addition, after the prospectuses, statements of additional information and annual and interim reports have been prepared and set in type, the Distributor shall bear the costs and expenses of printing and distributing any copies thereof to be used in connection with the offering of
Shares to financial intermediaries or eligible investors pursuant to this
Agreement. The Distributor shall bear the costs and expenses of preparing, printing and distributing any other literature used by the Distributor or furnished by it for use by financial intermediaries in connection with the offering of the Shares for sale to eligible investors and any expenses of advertising incurred by the Distributor in connection with such offering. It is understood and agreed that so long as any Distribution Plan pursuant to Rule
12b-1 under the Investment Company Act with respect to a particular class of
Shares of a Fund remains in effect, any expenses incurred by the Distributor hereunder in connection with distribution and/or account maintenance activities for such class of Shares, as applicable, may be paid from amounts recovered by it from the Fund under such Plan.

                  c. The Funds shall bear the cost and expenses of qualification of the Shares for sale pursuant to this Agreement and, if necessary or advisable in connection therewith, of qualifying the Corporation as a broker or dealer in such states of the United States or other jurisdictions as shall be selected by the Corporation and the Distributor pursuant to Section 5(c) hereof and the cost and expenses payable to each such state for continuing qualification therein until the Fund decides to discontinue such qualification pursuant to Section
5(c) hereof.

                                        6

                  Section 9. Indemnification.

                  a. Each Fund shall indemnify and hold harmless the Distributor and each person, if any, who controls the Distributor against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith), as incurred, arising by reason of any person acquiring any Shares, which may be based upon the Securities Act, or on any other statute or at common law, on the ground that the registration statement or related prospectus and statement of additional information, as from time to time amended and supplemented, or an annual or interim report to the Fund's shareholders, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund in connection therewith by or on behalf of the
Distributor; provided, however, that in no case (i) is the indemnity of the Fund in favor of the Distributor and any such controlling persons to be deemed to protect such Distributor or any such controlling persons thereof against any liability to the Fund or its security holders to which the Distributor or any such controlling persons would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of the reckless disregard of their obligations and duties under this
Agreement; or (ii) is the Fund to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the
Distributor or any such controlling persons, unless the Distributor or such controlling persons, as the case may be, shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the
Distributor or such controlling persons (or after the Distributor or such controlling persons shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve it from any liability that it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. Each Fund will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Fund elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the
Distributor or such controlling person or persons, defendant or defendants in the suit. In the event a Fund elects to assume the defense of any such suit and retain such counsel, the Distributor or such controlling person or persons, defendant or defendants in the suit shall bear the fees and expenses, as incurred, of any additional counsel retained by them, but in case the Fund does not elect to assume the defense of any such suit, it will reimburse the
Distributor or such controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses, as incurred, of any counsel retained by them. Each Fund shall promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or Directors in connection with the issuance or sale of any of the Shares.

                  b. The Distributor shall indemnify and hold harmless the
Corporation and each of its Directors and officers, the applicable Fund, and each person, if any, who controls the

                                        7

Corporation against any loss, liability, claim, damage or expense, as incurred, described in the foregoing indemnity contained in subsection (a) of this
Section, but only with respect to statements or omissions made in reliance upon, and in conformity with, information furnished to the Fund in writing by or on behalf of the Distributor for use in connection with the registration statement or related prospectus and statement of additional information, as from time to time amended, or the annual or interim reports to shareholders. In case any action shall be brought against the Corporation or any person so indemnified, in respect of which indemnity may be sought against the Distributor, the
Distributor shall have the rights and duties given to the Corporation, and the
Corporation and each person so indemnified shall have the rights and duties given to the Distributor by the provisions of subsection (a) of this Section 9.

                  Section 10. Fee-Based or Other Programs. In connection with certain fee-based or other programs offered by a Fund's investment adviser or its affiliates or by financial intermediaries having agreements with the
Distributor pursuant to Section 7 hereof, the Distributor and its affiliates are authorized to offer and sell shares of the Funds, as agent for the Corporation, to participants in such programs. Similarly, any Shares of a Fund sold through a fee- based or other program offered by a financial intermediary shall be sold by such intermediary acting as agent. The terms of this Agreement shall apply to such sales, including terms as to the offering price of Shares, the proceeds to be paid to the Funds, the duties of the Distributor, the payment of expenses and indemnification obligations of the Funds and the Distributor.

                  Section 11. Duration and Termination of this Agreement. This
Agreement shall become effective as of the date first above written and shall remain in force until April 6, 2001 and thereafter, but only for so long as such continuance is specifically approved at least annually by (i) the Directors or, with respect to any one Fund, by the vote of a majority of the outstanding voting securities of that Fund and (ii) by the vote of a majority of those
Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

                  This Agreement may be terminated at any time, without the
payment of any penalty, with respect to any Fund or Funds by the Directors or by vote of a majority of the outstanding voting securities of the applicable
Fund(s), or by the Distributor, on sixty days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

                  The terms "vote of a majority of the outstanding voting
securities," "assignment," "affiliated person" and "interested person," when used in this Agreement, shall have the respective meanings specified in the
Investment Company Act.

                  Section 12. Amendments of this Agreement. This Agreement may be amended by the parties with respect to a Fund only if such amendment is specifically approved by (i) the Directors or by the vote of a majority of outstanding voting securities of the applicable Fund and (ii) by the vote of a majority of those Directors who are not parties to this Agreement or

                                        8

interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

                  Section 13. Governing Law. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of
New York as at the time in effect and the applicable provisions of the
Investment Company Act. To the extent that the applicable law of the State of
New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the day and year first above written.

                            MERCURY ASSET MANAGEMENT FUNDS, INC
                            on behalf of each of its series listed on Exhibit A

                            -------------------------------------
                            Title:

                            MERCURY FUNDS DISTRIBUTOR, a division of
                            PRINCETON FUNDS DISTRIBUTOR, INC.

                            -------------------------------------
                            Title:

                                        9

                                    EXHIBIT A

Mercury Pan-European Growth Fund
Mercury International Fund
Mercury U.S. Small Cap Growth Fund
Mercury Gold and Mining Fund
Mercury U.S. Large Cap Fund
Mercury Global Balanced Fund
Mercury Select Growth Fund